UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K A/1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2002

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction incorporation)

0-18550	61-1146077

(Commission File Number)	(I.R.S. Employer Identification No.)

10172 Linn Station Road, Louisville, Kentucky 40223
(Address of principal executive offices)

Registrant's telephone number, including area code:(502) 426-4800

Item 4 - Changes in Registrant's Certifying Accountant

     (a) The Audit Committee of the Board of Directors of NTS Mortgage Income Fund (the "Fund") annually considers and recommends to the Board the selection of the Fund's independent public accountants. As recommended by the Fund's Audit Committee, the Fund's Board of Directors on May 23, 2002 decided to no longer engage Arthur Andersen LLP ("Andersen") as the Fund's independent public accountants and engaged Ernst & Young LLP to serve as the Fund's independent public accountants for 2002. The appointment of Ernst & Young is subject to ratification by the Fund's stockholders at the 2002 annual meeting.

     (b) Andersen's reports on the Fund's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on the Fund's consolidated financial statements for 2001 was issued on April 1, 2002 containing an unqualified opinion in conjunction with the publication of the Fund's Annual Report to Shareholders and the filing of the Fund's Annual Report on Form 10-K.

     (c) During the Fund's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have cause them to make reference to the subject matter in connection with their report on the Fund's consolidated financial statements for such years, and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     (d) The Fund provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 12, 2002, stating its agreement with such statements.

     (e) During the Fund's two most recent fiscal years and through the date of this Form 8-K, the Fund did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7 - Financial Statements and Exhibits

c)     Exhibits. The following exhibits are filed with this document.

Exhibit
Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

/s/ Brian F. Lavin

Brian F. Lavin
President

Date: June 12, 2002